UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2005

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 11, 2005, Kevin P. Tully C.G.A. resigned his officer position as Chief Financial Officer (principal financial officer and principal accounting officer) of Insmed Incorporated (the “Company”). On August 22, 2005, Mr. Tully will terminate all employment with the Company to pursue a business opportunity with a privately held company.

On August 11, 2005, the Company designated Michael Duncan, the Company’s Accounting Manager, as the Company’s principal financial officer and principal accounting officer to serve until his successor is duly designated and has qualified or until his earlier resignation or removal.

Mr. Duncan joined the Company in August 2002 as Accountant and was promoted to Accounting Manager in March 2005. Prior to joining the Company, Mr. Duncan, age 26, was an auditor at KPMG, a Public Accounting Firm, from August 2001 until joining the Company. At KPMG Mr. Duncan audited both public and private companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated
Date: August 16, 2005
	By:	/s/ Geoffrey Allan, Ph.D.
	Name:	Geoffrey Allan, Ph.D,
	Title:	President, Chief Executive and Principal Executive